UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2016

Green Bancorp, Inc.

(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation)	001-36580 (Commission File Number)	42-1631980 (I.R.S. Employer Identification No.)

4000 Greenbriar

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 275 - 8220

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Result of Operations and Financial Condition

On October 28, 2016, Green Bancorp, Inc. publicly disseminated a press release announcing its financial results as of and for the third quarter and nine months ended September 30, 2016.  A copy of the press release and the related presentation are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, hereto and incorporated herein by reference.

The press release includes certain non−GAAP (generally accepted accounting principles) financial measures that Green Bancorp, Inc.’s management uses to evaluate its performance. Specifically, the release includes tangible book value per common share, the tangible common equity to tangible assets ratio, allowance for loan losses to total loans excluding acquired loans, allowance for loan losses plus acquired loans net discount to total loans adjusted for acquired loan net discount, selected metrics excluding one-time acquisition expenses and pre-tax, pre-provision adjusted net income.   The earnings release furnished as Exhibit 99.1 hereto includes a reconciliation the non-GAAP measures to the most directly comparable GAAP financial measure.

The information furnished in Item 2.02, Exhibit 99.1 and Exhibit 99.2 of the Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.  The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Green Bancorp, Inc. dated October 28, 2016.
99.2	Third Quarter 2016 Financial Results Presentation dated October 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Green Bancorp, Inc.

Date: October 28, 2016	/s/ John P. Durie
John P. Durie
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Green Bancorp, Inc. dated October 28, 2016.
99.2	Third Quarter 2016 Financial Results Presentation dated October 28, 2016.